As filed with the Securities and Exchange Commission on August 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3989885
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6215 Ferris Square, Suite 140

San Diego, California 92121

(Address of Principal Executive Offices)

2004 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

John R. Zavoli

Chief Executive Officer

6215 Ferris Square, Suite 140

San Diego, California 92121

Telephone: (858) 450-4220

Facsimile: (619) 342-4757

(Name and Address of Agent For Service)

Copy to:

Hayden J. Trubitt, Esq.

HELLER EHRMAN WHITE & MCAULIFFE LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122-1246

Telephone: (858) 450-8400

Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	900,000	$2.85	$2,565,000	$325

(1)	This registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low sale prices of the registrant’s common stock, as quoted on the American Stock Exchange, on August 10, 2004.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which we have filed with or furnished to the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Our annual reports on Form 10-K/A and Form 10-K, for the fiscal year ended December 31, 2003, filed with the Commission on May 4, 2004 and April 14, 2004, respectively;

(b)	Our quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 17, 2004;

(c)	Our current report on Form 8-K filed with the Commission on August 5, 2004;

(d)	Our current report on Form 8-K filed with the Commission on May 13, 2004;

(e)	Our current report on Form 8-K filed with the Commission on February 24, 2004;

(f)	Our quarterly reports on Form 10-Q/A for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, each as filed with the Commission on January 26, 2004;

(g)	Our annual report on Form 10-K/A for the fiscal year ended December 31, 2002, filed with the Commission on January 26, 2004; and

(h)	The description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-105638), as filed with the Commission on May 29, 2003, and as amended thereafter, including the prospectus dated July 30, 2003 included therein, and any additional amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby will be passed upon for the registrant by Heller Ehrman White & McAuliffe, LLP, San Diego, California.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he or she is or was a director, officer, employee or agent of ours may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him or her as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his or her conduct was unlawful. If a person has been successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory under Delaware law. Furthermore, under Delaware law a corporation may advance expenses incurred by directors or officers in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

Article 8 of our certificate of incorporation, as amended, provides that no director shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

We have entered into Indemnification Agreements with each of our directors and officers, a form of which is filed as an exhibit to our previous filings with the Securities and Exchange Commission. Pursuant to such agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction. We also maintain a directors and officers liability insurance policy with a limit of $5 million in order to limit the exposure of our directors and officers to potential liability.

Our amended and restated bylaws require us to indemnify our past and present directors and officers to the fullest extent permitted under the DGCL.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended (1)

4.2	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on February 28, 2002 (2)

4.3	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on July 22, 2003 (3)

4.4	Amended and Restated Bylaws (1)

5.1*	Opinion of Heller Ehrman White & McAuliffe LLP

23.1*	Consent of Swenson Advisors LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)

24.1*	Power of Attorney (see page II-4)

99.1	2004 Equity Incentive Plan (4)

*	Filed herewith.

(1)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Registration Statement on Form 10 filed with the Commission on May 23, 2000, as amended.

(2)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 15, 2002.

(3)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Amendment No. 3 to Registration Statement on Form SB-2, filed with the Commission on July 25, 2003.

(4)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Commission on August 12, 2004.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*             *             *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on this 13th day of August, 2004.

Path 1 Network Technologies, Inc.

By:	/s/ John R. Zavoli
John R. Zavoli
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Zavoli as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ John R. Zavoli John R. Zavoli	President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	August 13, 2004

Frederick A. Cary	Chairman of the Board of Directors

/s/ David W. Houillion David W. Houillion	Principal Accounting Officer	August 13, 2004

/s/ James A. Bixby James A. Bixby	Director	August 13, 2004

/s/ Robert Clasen Robert Clasen	Director	August 13, 2004

/s/ Moshe Nazarathy Moshe Nazarathy	Director	August 13, 2004

Robert L. Packer	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended (1)

4.2	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on February 28, 2002 (2)

4.3	Certificate of Amendment of Certificate of Incorporation, as filed with the Delaware Secretary of State on July 22, 2003 (3)

4.4	Amended and Restated Bylaws (1)

5.1*	Opinion of Heller Ehrman White & McAuliffe LLP

23.1*	Consent of Swenson Advisors LLP

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)

24.1*	Power of Attorney (see page II-4)

99.1	2004 Equity Incentive Plan (4)

*	Filed herewith.

(1)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Registration Statement on Form 10 filed with the Commission on May 23, 2000, as amended.

(2)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 15, 2002.

(3)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Amendment No. 3 to Registration Statement on Form SB-2, filed with the Commission on July 25, 2003.

(4)	This exhibit was filed as a part of, and is hereby incorporated by reference to our Quarterly Report on Form 10-Q, filed with the Commission on August 12, 2004.